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                                                                  EXHIBIT 10.55



                   AGREEMENT SPECIFYING THE PROCEDURES OF THE
                           INTEREXCHANGE CARRIER GROUP



BETWEEN:

        Startec Global Communications Company (Canada), a corporation duly incorporated under the laws of Nova Scotia, having an office at Suite 800 1959 Upper Water Street, Halifax, NS B3J 3NL

         (hereinafter referred to as "IX Customer")


                                                               OF THE FIRST PART

AND:
         BC TEL, a corporation duly incorporated under the laws of Canada, having an office at 3777 Kingsway, Burnaby, BC V5H 3Z7

         (hereinafter referred to as "BC TEL" or "the Company")

                                                              OF THE SECOND PART

WHEREAS in Telecom Decision CRTC 92-12 (Decision 92-12) the Canadian Radio-television and Telecommunications Commission ("The Commission") directed BC TEL to establish an Interexchange Carrier Group (the "Carrier Services Group" or "CSG");

WHEREAS BC TEL has established a Carrier Services Group to comply with Decision 92-12 and to effectively meet IX Customer's requirements related to interconnection; and

WHEREAS BC TEL has established procedures, including the establishment of the Carrier Services Group, to ensure that information provided by IX Customer to BC TEL in its capacity as a provider of a monopoly service is kept confidential;

Now therefore in consideration of the premises and the mutual covenants hereinafter contained, the Company and IX Customer hereby agree as follows:



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1.       CARRIER SERVICES GROUP FUNCTIONS & PROCEDURES:

         a) The Carrier Services Group will coordinate the delivery by BC TEL and Associated Companies, (defined as in section 5(1), hereto) of facilities and services to IX Customer pursuant to the terms of Decision 92-12.

         b) The Carrier Services Group will be responsible for the performance of the following functions in relation to interconnection of the networks of IX Customer and BC TEL:

                   1) The coordination of the delivery of services and facilities to IX Customer.

                   2) The development and marketing of services provided by BC TEL to IX Customer.

                   3) Tracking of IX Customer's network access requirements, based upon forecasts provided by IX Customer.

                   4) The processing and tracking of network access service requests by IX Customer.

                   5) The operation of a network provisioning interface to IX Customer.

                   6) The reception and processing of presubscription orders from IX Customer.

                   7) Handling billing inquiries from, and account reconciliation for, IX Customer and providing those collection services BC TEL is obligated to provide pursuant to the terms of Decision 92-12;

                   8) The development and coordination of equal access arrangements.

                   9)      The performance of contract administration.

                  10) The safeguarding of all Confidential Information provided to the Carrier Services Group by IX Customer.

         c) The specific obligations to be undertaken by the Carrier Services Group shall be set forth in the schedules described in section 2 below and the general nature of the functions described above shall not serve to expand those obligations. The Carrier Services Group will serve as IX Customer's first point of contact with BC TEL with respect to the activities and services specified in paragraph b), above.


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2.       CARRIER SERVICES GROUP PROCEDURES:

         The procedures of the Company's Carrier Services Group with respect to receipt and processing of orders from IX Customer, interexchange carrier billing, network planning in relation to services provided as a result of interconnection and are specified in the following schedules attached hereto, which schedules shall constitute an integral part of this Agreement:

                  Schedule 1                Ordering procedures
                  Schedule 2                Carrier billing
                  Schedule 3                Network Planning
                  Schedule 4                PIC information processing


3.       DISCLOSURE OF CONFIDENTIAL INFORMATION:

         a) In order to enable BC TEL to provide services and facilities associated with interconnection, IX Customer will disclose to the Carrier Services Group Confidential Information, as further defined below. It is agreed between the parties that the Confidential Information provided by IX Customer, subject to Article 11 of BC TEL's Terms of Service, respectively, shall be used by BC TEL solely for the purpose of facilitating the provision of services and facilities associated with interconnection. For greater certainty, BC TEL will not provide the Confidential Information to personnel involved in the provision of services offered in competition with IX Customer, except in accordance with the provisions of this Agreement.

         b) BC TEL further agrees that all right, title and interest in the Confidential Information shall remain the exclusive property of IX Customer and that BC TEL shall not use or disclose Confidential Information except in accordance with the terms of this Agreement or, alternatively, with the prior written consent of IX Customer.


4.       CONFIDENTIAL INFORMATION:

         1) For the purposes of this Agreement, "Confidential Information" shall mean any data or oral or written information:

                  (a) obtained from IX Customer either directly or indirectly through a BC TEL Associated Company or

                  (b) developed by BC TEL or a BC TEL Associated Company exclusively for the benefit of IX Customer, relating to interconnection



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                  which BC TEL receives or develops in its capacity as a
                  provider of a monopoly service and that is not generally known outside IX Customer whether or not such information is identified as "Confidential" at the time of disclosure. Confidential Information may include but shall not be limited to information pertaining to IX Customer's: circuit orders, market forecasts, plans for the development of new services, network plans, new customers, and current or proposed business plans shall be deemed "Confidential Information" whether or not identified as "Confidential" at the time of disclosure.

         2) No receiving party shall be liable for disclosure or use of Confidential Information upon the occurrence of one or more of the following events:

                  (a) The Confidential Information enters the public domain other than through a breach of this Agreement.

                  (b) The Commission orders public disclosure of the Confidential Information.

                  (c) The Confidential Information is lawfully obtained by the receiving party from a third party or parties without a breach of this Agreement.

                  (d) IX Customer has provided express written approval for the disclosure of the Confidential Information.

                  (e)      Information is independently developed by BC TEL.

                  (f) The Confidential Information is required by Canadian law to be disclosed or released by the receiving party.


5.       DISCLOSURE TO BC TEL ASSOCIATED COMPANIES:

         1) It is understood by the parties hereto that the Carrier Services Group will utilize the staff and facilities of the following organizations and companies ("the BC TEL Associated Companies"). Nothing in this Agreement shall be deemed to prevent the Carrier Services Group from providing Confidential Information to the BC TEL Associated Companies subject to the procedures specified in section 7, hereto and on a "need to know" basis, in relation to the provision of services and facilities contemplated in this Agreement.


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                  The BC TEL Associated Companies shall consist of the
following:

                  a) Stentor Resource Centre Inc. for the purpose of performing the following activities associated with the provision of interconnection services to IX
                           Customer: engineering services, standards development, services development, policy, rating and tariff development.

                  b) BC TEL Systems Solutions Inc. for the purpose of developing and implementing systems required to support the operations of BC TEL and other telephone companies with whom IX Customer may interconnect its network, subject to agreement between BC TEL and such other telephone companies. The activities of BC TEL Systems Solutions Inc. will include but not be limited to the development of the Carrier Access Management Systems (CAMS) and of the Primary Interexchange Carrier (PIC) System.

                           BC TEL Systems Solutions Inc. may carry out revisions to other BC TEL systems required as a result of interconnection. BC TEL Systems Solutions Inc. will also develop associated methods and procedures.

                  c) Stentor Canadian Network Management (SCNM) for the purpose of planning and coordinating the introduction of common services to IX Customer and the implementation of common methods and procedures between SCNM member telephone companies.

                  d) Such other organizations and companies as the parties may agree to in writing from time to time.


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         2)       BC TEL will not provide any Confidential Information to any BC
                  TEL Associated Company unless any such BC TEL Associated Company has executed an acknowledgment in the form specified in Attachment 4 within 45 days following the effective date of this Agreement, confirming that it will protect the confidentiality of Confidential Information to the same extent that BC TEL protects Confidential Information under the terms of this Agreement. BC TEL will deliver a copy of each such executed acknowledgment to IX Customer.


6.       DISCLOSURE TO STENTOR OWNERS:

         BC TEL will disclose Confidential Information to the Stentor Resource Centre Inc. owner companies (the "owners") only to the extent such information is required to be disclosed in order to provide services and facilities in relation to interconnection and only with the prior authorization of IX Customer. Where disclosure is made to an owner which has executed an Interexchange Carrier Group (ICG) Agreement with IX Customer, such disclosure of Confidential Information will be made by BC TEL subject to the undertaking that each such owner to whom the Confidential Information is disclosed will treat the Confidential Information in the same manner as it treats IX Customer Confidential Information disclosed to its own ICG pursuant to its ICG Agreement with IX Customer.

         In the event BC TEL is permitted by IX Customer to provide Confidential Information to an owner which has not entered into an ICG Agreement with IX Customer, BC TEL shall endeavor to obtain from such owner an executed acknowledgment in the form specified in Attachment 4 that such owner shall protect the Confidential Information to the same extent that BC TEL protects Confidential Information under the provisions of this Agreement. BC TEL will deliver a copy of each such executed acknowledgment as soon as BC TEL obtains same.


7A.      PROCEDURES TO ENSURE CONFIDENTIALITY:

         BC TEL shall be responsible to ensure that the Confidential Information provided by IX Customer to the BC TEL Carrier Services Group is used by BC TEL and by such third parties to whom the Confidential Information may be provided pursuant to the terms of this Agreement solely for the purpose of providing to IX Customer services and facilities associated with interconnection. All Confidential Information provided to the Carrier Services Group will be communicated within the CSG and to those employees of BC TEL as well as the BC TEL Associated Companies on a "need to know" basis only and only to the extent such information is required for the provision of services and facilities associated with interconnection. BC TEL shall further ensure the protection of Confidential Information by implementing the following procedures:


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         a)       With  respect to all BC TEL  employees  within the  Carrier
                  Services Group who will be performing any of the functions required for the provision of services and facilities associated with interconnection, whether on a dedicated or non-dedicated basis, BC TEL shall review with each employee at the beginning of his/her assignment to such group and on an annual basis thereafter the information specified in Attachment 1. An acknowledgment form will be signed by the employee as well as the employee's immediate supervisor indicating that the document has been reviewed and understood and such signed acknowledgment forms will be retained by BC TEL. Provided that if BC TEL has made reasonable efforts to obtain an employee's signature but cannot, an acknowledgment form signed by such employee's supervisor confirming review shall be sufficient.

         b) All such dedicated groups will be located in office areas where access is controlled.

         c) The CAMS and PIC systems, used to provide facilities and services in relation to interconnection will, to an extent consistent with the efficient functioning of BC TEL's operations, be maintained and operated separately from BC TEL's other systems. Interfaces with these systems will be provided on an "as needed" basis only. Additionally, access to the CAMS and PIC systems will be restricted through the use of appropriate sign-on procedures.

         d) With respect to those BC TEL employees who are not part of the Carrier Services Group but who may be involved in the provision of services pursuant to this Agreement, BC TEL shall ensure that the BC TEL Corporate Code of Ethics, enclosed as Attachment 3 is periodically reviewed with each employee and each such employee's immediate supervisor shall certify that such review has been conducted. The type of employees contemplated in this section may include, but is not limited to those individuals performing functions such as network planning, the installation and maintenance of network facilities, the performance of economic and other studies, the management of regulatory activities and the delivery of legal services.

         e) Additionally, all physical media on which any Confidential Information resides, in the possession of any of the employees in a) and d), above, shall be kept in locked offices and/or in locked desks, cabinets or other storage areas at night, and on all BC TEL non-business days as well as during other prolonged periods when an employee is absent from his/her workstation.

         f) With respect to the employees specified in a) above, upon termination of employment or retirement, or upon leaving a position of employment in which the employee was provided access to Confidential Information, the employee's immediate supervisor will review with the employee Attachment 1 hereof and will ensure that the employee understands its content.


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         g)       With respect to all employees of the BC TEL Associated
                  Companies, who will be performing, on a dedicated or non-dedicated basis, any of the functions required for the provision of services and facilities associated with interconnection, BC TEL shall ensure that procedures are implemented which are materially consistent with and no less stringent than the procedures detailed in paragraphs a), b),
                  c), d), e) and f) herein with respect to the protection of Confidential Information as soon as is reasonably possible upon the execution of this Agreement.

         h) With respect to all agents, contractors or subcontractors, to whom BC TEL discloses or intends to disclose Confidential Information, BC TEL shall obtain, as a condition to dealing with such agent, contractor or sub-contractor, written non-disclosure covenants materially similar to those specified in Attachment 2, hereto.


7B.      BC TEL CONFIDENTIAL INFORMATION

         a) Any data or oral or written information disclosed by BC TEL or by a BC TEL associated company to IX Customer pursuant to the provisions of this Agreement or the Schedules described in paragraph 2, including, without limitation, information provided through any Joint Technical Committee or other similar committees established shall be deemed "BCT Confidential Information". BCT Confidential Information includes but shall not be limited to BC TEL switch locations, network architectural information (capacity network planning) and performance data.

         b) In order to enable IX Customer to interconnect with the facilities of BC TEL, BC TEL will be disclosing BCT Confidential Information to IX Customer. All BCT Confidential Information shall be used by IX Customer solely for the purpose of facilitating the obtaining of services and facilities of BC TEL associated with such interconnection. For greater certainty, IX Customer personnel receiving such information shall not provide the BCT Confidential Information to personnel involved in the provision of services offered in competition with IX Customer, except in accordance with the provisions of this paragraph 7A.

         c) Similarly, IX Customer shall not use or disclose BCT Confidential Information except in accordance with the terms of this Agreement or with the prior written consent of BC TEL.



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         d)       IX Customer shall ensure that BCT Confidential  Information provided by IX Customer is used by IX Customer and any third parties to whom the BCT Confidential Information may be provided pursuant to the terms of this Agreement solely for the purpose of IX Customer obtaining the services and facilities associated with interconnection. All BCT Confidential Information provided to IX Customer employees will be communicated by such employees to other IX Customer employees on a "need to know" basis only and only to the extent such information is required for the obtaining of services and facilities associated with interconnection pursuant to Decision 92-12. Further, IX Customer shall ensure the protection of such confidential information by following procedures similar in substance and at least as onerous as the procedures outlined in paragraphs 7(a) through to and including 7(h) applicable to BC TEL. In this regard all references to "Carrier Services Group" shall be deemed replaced with a reference to "IX Customer's employees to whom BCT Confidential Information is disclosed" and the corporate Code of Ethics of IX Customer shall contain provisions no less onerous than those of BC TEL contained in Attachment 3.

         e) All other provisions of the Agreement in order to give effect to the foregoing shall apply, mutatis mutandi, to IX Customer and BC TEL agrees that the limitations on liability set forth in paragraph 4(2) shall apply to the BCT Confidential Information referred to herein.

8.       APPLICABLE APPROVALS:

         This Agreement and the schedules attached hereto shall be subject at all times to all applicable regulatory approvals.

         This Agreement shall be effective from the day of , 199 .

9.       NOTICES:

         Subject to the provisions of specific schedules attached hereto, all notices or notifications to be given hereunder shall be in writing and shall be hand delivered or sent by registered mail or by facsimile with proof of receipt addressed as follows:

         to BC TEL:          Dan Delaloye
                             Vice-President International and Carrier Services
                             26th Floor TELUS Tower
                             411 - 1st Street S.E.
                             Calgary Alberta   T2G 4Y5

         to IX Customer:
                         --------------------------------
                         --------------------------------
                         --------------------------------
                         --------------------------------


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         If hand delivered or sent by facsimile such notice or notification shall be deemed to have been received on the first working day following date sent. If sent by registered mail such notice or notification shall be deemed to have been received on the third working day following date sent.

10.      MODIFICATIONS:

         No modification of any of the terms of this Agreement shall be valid unless in writing and signed by the parties. Any such modification shall be subject to all applicable regulatory filing requirements and approvals.


11.      CHANGES TO PROCEDURES:

         Notwithstanding section 10 hereto, if either party to this Agreement proposes to make any changes to its operations, services or systems which will materially affect the procedures specified in the schedules identified in section 2, hereto, the party making such changes shall give the other party prior notification and shall coordinate such changes with the other party. In those instances in which such changes require modification of any of the schedules specified in section 2, the party making such changes shall consult the other party prior to making any such change and in the event such other party does not agree to the changes, the provisions of section 13 of this Agreement will apply.


12.      FORCE MAJEURE:

         The parties' performance under this Agreement shall be excused by labour difficulties (such as work stoppages, studies, lockouts, slowdowns and similar labour disrupting events), government orders, civil commotions and other circumstances beyond the parties' reasonable control provided, however, that the party invoking such circumstances shall immediately notify the other party in writing, which notification shall specify the character of the circumstances beyond its control such party has invoked. Failure to provide timely notification shall deprive the party in question of the right to refer to any of the above circumstances as reason for relieving it of responsibility for failure to perform an obligation.


13.      DISPUTES:

         Any dispute arising between the parties hereto and involving the operation or the interpretation of this Agreement shall be resolved through negotiations at the first instance between Carrier Services Group staff and IX Customer Telco Relations group staff designated for this purpose. In the event the dispute remains unresolved after a period of 5 business days except as described elsewhere in this Agreement from the date the dispute arose, then either party may file a complaint to the Commission.


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14.      INVALID, UNENFORCEABLE PROVISIONS:

         If any provision of this Agreement is declared invalid, illegal or unenforceable by a court or tribunal acting within its jurisdiction, the remainder of this Agreement shall remain fully enforceable and effective.


15.      APPLICABLE LAW:

         This Agreement and its interpretation shall be subject to the laws of British Columbia and the laws of Canada applicable thereto.

IN WITNESS WHEREOF the parties hereto have executed this Agreement by their duly authorized representatives, such execution effective on the date and year first written above.

Signed this day of , 199 .


IX CUSTOMER                           BC TEL



--------------------------            --------------------------
                                      Willie Grieve
--------------------------
                                      Vice-President - Regulatory Affairs




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                                  ATTACHMENT 1

               PROTECTION OF IX CUSTOMER CONFIDENTIAL INFORMATION


1. As used herein, "Confidential Information" shall mean any data or oral or written information

         (a) obtained from IX Customer either directly or indirectly through a BC TEL Associated Company or

         (b) developed by BC TEL or a BC TEL Associated Company exclusively for the benefit of IX Customer relating to interconnection which BC TEL receives or develops in its capacity as a provider of a monopoly service and that is not generally known outside IX Customer whether or not such information is identified as "Confidential" by IX Customer at the time of disclosure. Confidential Information may include, but shall not be limited to information pertaining to IX
         Customer's: market forecasts, plans for development of new services, network plans, information relating to new customers and IX Customer's current or proposed business plans shall be deemed "Confidential Information" whether or not identified as "Confidential" at the time of disclosure.

2. BC TEL and each employee who is involved in providing IX Customer services related to interconnection (the Employee) acknowledge and agree that the relationship between BC TEL and its employees is one of mutual trust and reliance.

3. The Employee acknowledges that he/she has and may have access to Confidential Information, the disclosure of any of which to IX Customer's competitors (including Stentor Canadian Network Management member companies), customers, or the general public may be highly detrimental to the best interests of IX Customer and BC TEL.

4. The Employee acknowledges that the businesses of IX Customer and of BC TEL cannot be properly protected from adverse consequences of the actions of the Employee other than by the restrictions set forth in this document.

5. To this end the Employee agrees not to disclose any Confidential Information to anyone at any time, during the Employee's employment by BC TEL except on a "need to know" basis. The Employee also agrees not to disclose any Confidential Information to anyone after the employee's employment with BC TEL.


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                                  ATTACHMENT 2

                      THIRD PARTY NON-DISCLOSURE PROCEDURES


1) All contractual arrangements between BC TEL and potential agents or consultants in which Confidential Information is to be disclosed by BC TEL are to contain non-disclosure covenants materially similar to the following:


                            NON-DISCLOSURE COVENANTS


1.       DEFINITIONS

         For the purposes of this attachment, the following definitions shall apply:

         (a) "Confidential Information" shall mean any data or information, other than Trade Secrets, that is obtained from BC TEL or developed by the Consultant exclusively for the benefit of BC TEL and not generally known outside BC TEL where such information is identified as "confidential" at the time of disclosure provided that information pertaining to BC TEL's orders, market forecasts, plans for the development of new customers and current or proposed business plans shall be deemed "Confidential Information" whether or not identified as "Confidential" at the time of disclosure.

         (b) "Consultant" shall mean the Consultant with whom BC TEL intends to disclose Confidential Information.

2.       DISCLOSURE

         During the course of the services provided by the Consultant to BC TEL, BC TEL may disclose to the Consultant Confidential Information, either directly, as by verbal or written communications (including the transmission of data by any means), or indirectly, as by permitting employees of the Consultant to observe various operations or processes conducted by BC TEL. These disclosures will be made upon the basis of the confidential relationship established between the company and upon the Consultant's agreement that, unless specifically authorized in writing by BC TEL, it will:

         (a) Use such Confidential Information solely for the purpose of providing to BC TEL the services contracted for


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         (b)      Promptly return to BC TEL, upon its request, any and all
                  tangible material concerning such Confidential Information, including all copies and notes, whether such material was made or compiled by the Consultant or furnished by BC TEL; and

         (c) Take reasonable precautions to protect from disclosure all Confidential Information disclosed to it by BC TEL.


3.       EXCEPTIONS

         The foregoing restrictions shall not apply to any information which, but for this section, would be Confidential Information under this agreement:

         (a) information that enters the public domain other than through a breach of this agreement;

         (b) information that is disclosed in good faith to the Consultant by a third party having legitimate possession and the right to make such disclosure;

         (c) information that was in legitimate possession of the Consultant prior to disclosure hereunder; or

         (d) information that is independently developed by the Consultant or

         (e) information that is required by Canadian law to be released by the receiving party.


         Additionally, the aforesaid restrictions shall not apply to any Confidential Information after the expiration of a period of three years following the date of disclosure.



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                                  ATTACHMENT 3


                [BC TEL CORPORATE CODE OF ETHICS TO BE ATTACHED]


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                                  ATTACHMENT 4


                          A C K N O W L E D G E M E N T

EFFECTIVE:

BETWEEN:
         BC TEL, a corporation duly incorporated under the laws of Canada, having an office at 3777 Kingsway, Burnaby, BC V5H 3Z7 ("BC TEL")

AND:

         -------------------------
         -------------------------
         -------------------------
         -------------------------





WHEREAS ("IX Customer") and BC TEL entered into an Agreement effective , 199enclosed as Attachment 1 ("the Agreement") whereby BC TEL undertook to protect the confidentiality of certain information confidential to IX Customer as further specified in the Agreement (the "IX Customer Confidential Information").

NOW THEREFORE, for and in consideration of the premises, of the mutual promises contained herein, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

The parties hereto acknowledge that BC TEL may disclose to ___IX Customer Confidential Information. The parties hereto also acknowledge that ___has reviewed and understands the Agreement and ___will protect the confidentiality of the IX Customer Confidential Information to the same extent that BC TEL protects the confidentiality of the IX Customer Confidential Information under the provisions of the Agreement.

BC TEL
                                            ------------------------------

By:                                         By:
      -------------------------                   ------------------------
Name:                                       Name:
      -------------------------                   ------------------------
Title:                                      Title:
      -------------------------                   ------------------------